Exhibit 10.12

LEASE EXTENSION

Jack’s Market, LLC of 1981 N. Berra Blvd., Tooele, UT 84074 herein-after referred to as Landlord, hereby extend the lease term, and let to GenFlat Holdings, Inc./GenFlat Inc., of 1983 N. Berra Blvd., Tooele City, UT 84074 hereinafter referred to as Tenant, all those premises situate, lying and being in the 400 Square Feet, Suite 1983 of Jack Market and more particularly described as follows, to wit: First floor office space of 400 square feet and common usage of basement storage space of 1,214 square feet.

TO HAVE AND TO HOLD the said premises, together with the appurtenances, unto the Tenant, from the first day of February 2026 for and during and until January 31, 2028, an extension of two years.

And Tenant covenants and agrees to pay to Landlord as rental; for said premises, the sum of $1,320, payable on the 1st day of each month.

Witness the signature of said Landlord and said Tenant at Tooele this 30th day of January 2026.

Landlord:        Jacks Market, LLC

By: /s/ Rick Knoll

Its: Managing Member

Tenant:            GenFlat Inc./GenFlat Holdings, LLC

By: /s/ Drew D. Hall

Its: CEO